THE NEW WORLD POWER CORPORATION
                               558 Lime Rock Road
                          Lime Rock, Connecticut 06039



                                             October 7, 1996

To the Stockholders of The New World Power Corporation:

         You are cordially invited to attend the Annual Meeting of Stockholders of The New World Power Corporation on Monday, October 21, 1996 at 10:00 a.m. at the Harvard Club, 27 West 44th Street, New York, New York. A notice of the meeting, a proxy card and a proxy statement containing information about matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, we urge you to sign the date the enclosed proxy card and promptly return it to us in the enclosed envelope, even if you are planning to attend the meeting.

         We look forward to the Annual Meeting of Stockholders and hope you will attend the meeting or be represented by proxy.


                                             Sincerely,



                                             Ronald D. Jones
                                             Acting Secretary

                         THE NEW WORLD POWER CORPORATION

                              -------------------

                               558 LIME ROCK ROAD
                          LIME ROCK, CONNECTICUT 06039

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on October 21, 1996



To the Stockholders:

         The Annual Meeting of Stockholders of The New World Power Corporation, a Delaware corporation (the "Company"), will be held on Monday, October 21, 1996 at 10:00 a.m. at the Harvard Club, 27 West 44th Street, New York, New York, for the following purposes:

         1.       To elect the Board of Directors;

         2. To approve a one-for-five reverse stock split of the Company's Common Stock, $.01 par value, whereby each outstanding share of the Company's Common Stock will be reclassified into one-fifth of a new share of the Company's Common Stock; and

         3. To act upon such other matters as may properly be brought before the meeting.

         Only stockholders of record at the close of business on September 25, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors


                                        Ronald D. Jones
                                        Acting Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                         THE NEW WORLD POWER CORPORATION

                               558 LIME ROCK ROAD
                          LIME ROCK, CONNECTICUT 06039

                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on October 21, 1996

                              -------------------


                                 PROXY STATEMENT

                              -------------------

         This Proxy Statement is furnished to the stockholders of The New World Power Corporation ("New World" or the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") to be voted at the Annual Meeting of Stockholders to be held on Monday, October 21, 1996 at 10:00 a.m. at the Harvard Club, 27 West 44th Street, New York, New York, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice. Copies of this Proxy Statement, the Notice, and the related proxy card and 1995 Form 10-K are being mailed to stockholders on or about October 7, 1996.

                                   RECORD DATE

         The Board has fixed the close of business on September 25, 1996, as the record date for the Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.

                                     PROXIES

         The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. If a stockholder returns a signed a proxy card without marking the boxes, the shares represented by the proxy card will be voted as recommended by the Board herein. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Assistant Secretary of the Company received before the proxy is voted, or
(iii) by such person(s) voting in person at the Annual Meeting.

                                  VOTING SHARES

         On the record date there were 11,606,835 shares of Common Stock, the Company's only voting securities, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of such shares, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Votes will be tabulated at the Annual Meeting by one or more inspectors of election appointed by the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 25, 1996 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock of the Company; (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 10, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

NAME AND ADDRESS                                                                                      PERCENTAGE OF
OF BENEFICIAL OWNER(1)                                          SHARES BENEFICIALLY OWNED               CLASS(2)
----------------------                                          -------------------------             -------------


Foreign & Colonial Management Limited(3)                                   1,989,000                       16.7%
Exchange House
Primrose Street
London EC2A 2NY, England

Sundial International Fund Limited                                         1,969,925                       15.4
c/o Euro Canadian Trust Company Limited
P.O. Box 393750, Shirley Street
Nassau, Bahamas

Gartmore Investment Limited(5)                                             1,347,960                       11.6
Gartmore House
P.O. Box 65, 16-18 Monument Street
London EC5R 8QQ, England

Westinghouse Electric Corporation(6)                                         790,794                        6.8
11 Stanwix Street
Pittsburgh, Pennsylvania 15222

China Chang Jiang Energy Corp.(18)                                           715,000                        6.2
No 124 Guangshang YI Road
Hong Shang, District
Whuban Hubei Province
China

Herbert L. Oakes, Jr.(7)                                                   1,642,013                       11.0

John D. Kuhns(8)                                                             942,408                        7.9

Robert W. MacDonald(9)                                                       302,997                        2.5

Gerald R. Cummins(10)                                                          9,984                         *

Nazir Memon, M.D.(11)                                                         13,364                         *

Lucien Ruby(12)                                                              323,416                        2.8

Dwight C. Kuhns(13)                                                                0                         *

George P. Petrenko(14)                                                             0                         *

Anthony J. Baratta, Jr.(15)                                                        0                         *

Michael H. Best(16)                                                                0                         *

All Directors and Executive Officers as a Group                            3,250,807                       22.2%
         (10 persons)(17)


*        less than one percent.

(1) Each director and executive officer has sole voting power and sole investment power with respect to all shares beneficially owned by him, unless otherwise indicated.

(2) Based upon 11,606,835 shares of Common Stock outstanding on September 25, 1996.

(3) Based upon a Statement on Schedule 13D Amendment No. 1 filed with the Securities and Exchange Commission ("SEC") on February 6, 1996 by Foreign & Colonial Management Limited ("F&C"). Includes 272,000 shares issuable upon exercise of currently exercisable warrants.

(4) Based upon a Statement on Schedule 13D Amendment No. 1 filed with the SEC on February 21, 1995 by Sundial International Fund Limited ("Sundial"). Includes 989,918 shares issuable upon exercise of currently exercisable warrants and 583,000 shares plus 200,000 warrants issuable upon the exchange of a promissory note issued by a subsidiary of the Company. Does not give effect to the Restructuring Agreement discussed under Item 13 "Certain Relationships and Related Transactions."

(5) Based upon a Statement on Schedule 13D Amendment No. 1 filed with the SEC by Gartmore Investment Limited ("GIL") on November 14, 1994.

(6)      Based upon a Statement on Schedule 13D  Amendment  No. 1 filed with the
         SEC  on   September   14,   1994   by   Westinghouse   Electric   Corp.
         ("Westinghouse").

(7) Consists of: (i) 7,197 shares issuable upon exercise of currently exercisable options; (ii) 17,500 shares held in and 41,847 shares issuable upon exercise of currently exercisable options held in Oakes, Fitzwilliams & Co. Executive Death Benefit & Retirement Scheme No.2
         (HLO) Mr. Oakes' personal pension fund ("OFHLO"); (iii) 20,000 shares owned by and 183,316 shares issuable upon exercise of currently exercisable options held by H.L. Oakes & Co., Inc. ("HLO"); (iv) 14,000 shares owned by and 2,000 shares issuable upon exercise of currently exercisable options held by Oakes, Fitzwilliams & Co. Limited ("OFL");
         (v) 17,500 shares owned by and 1,046,953 shares issuable upon exercise of currently exercisable options held by Oakes, Fitzwilliams & Co. S.A. ("OFLSA"); and (vi) 7,100 shares owned by and 44,600 shares issuable upon exercise of currently exercisable options held by Purbrook Corporation ("Purbrook"). Mr. Oakes is the Managing Director of, and owns a controlling interest in, OFL and OFLSA. He is also President of HLO, a company owned 100% by his wife. Purbrook is owned by HLO. Also includes 240,000 shares of Common Stock issued to Oakes, Fitzwilliams & Co. pursuant to that Financial Advisory Services Letter Agreement dated June 11, 1996. Mr. Oakes disclaims any beneficial ownership in the shares described in (ii) through (vi).

(8) Includes 284,400 shares issuable upon exercise of currently exercisable options. Also includes 178,845 shares owned by third parties for which he holds voting power pursuant to irrevocable proxies and certain rights of first refusal, purchase options and come-alongrights of which shares Mr. John Kuhns disclaims beneficial ownership. Does not include 65,000 shares to be issued to Mr. Kuhns on January 31, 1997, pursuant to Mr. Kuhns employment agreement.

(9) Consists of shares issuable upon exercise of currently exercisable options. Does not include an option to purchase 61,611 shares of Common Stock granted by Mr. John Kuhns to Mr. MacDonald pursuant to an agreement between the two parties which shares are included in the shares beneficially owned by Mr. John Kuhns.

(10) Includes 9,864 shares issuable upon exercise of currently exercisable options.

(11) Consists of shares issuable upon exercise of currently exercisable options and warrants.

(12) Includes 3,844 shares issuable upon exercise of currently exercisable options. Also includes 189,220 shares of Common Stock owned by Quest Ventures II and 129,332 shares of Common Stock owned by Quest Ventures International, two investment partnerships of which Mr. Ruby is a general partner, all of shares which Mr. Ruby disclaims beneficial ownership.

(13)     Mr.  Dwight Kuhns  resigned  his position  with the Company in December
         1995.

(14) Mr. Petrenko was appointed interim Chief Executive Officer on April 11, 1996 and ceased to be employed effective August 5, 1996.

(15)     Mr. Baratta ceased to be employed by the Company on March 29, 1996.

(16)     Mr. Best resigned his position with the Company in December 1995.

(17) Includes a total of 2,041,507 shares issuable upon the exercise of currently exercisable warrants.

(18) China Chang Jiang Energy Corp. ("CCJEC") has advised the Company that it does not believe it acquired these shares, as any such acquisition, according to CCJEC, would be in violation of the law of the People's Republic of China. The Company has been negotiating an amendment to its joint venture agreement with CCJEC under which, among other things, these shares would be retired.


                            1. ELECTION OF DIRECTORS

         The current Board consists of six members, and the Board has fixed at six the number which will constitute the whole Board. At the Annual Meeting, six directors are to be nominated for election, to serve until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify or until his earlier resignation or removal. John D. Kuhns, one of the incumbent directors, has determined not to stand for re-election. Such determination was not the result of any disagreement with the Company concerning its operations, policies or practices. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares of Common Stock represented by each duly executed and returned proxy will be voted in favor of the election of Robert W. MacDonald, Gerald R. Cummins, Nazir Memon, M.D., Lucien Ruby, Herbert L. Oakes, Jr. and Gerard Prevost. The six nominees have indicated their willingness to serve the entire term, if elected, but if for any reason any nominee should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Board does not expect, a different person designated by the Board may be nominated in his stead.

         If a quorum is present at the Annual Meeting, election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of such quorum, but will not be included in determining whether nominees have received the vote of such plurality.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR SUCH NOMINEES.

         The following sets forth the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years, and the year of the commencement of his term as a director of the Company.

                                                 PRINCIPAL OCCUPATION                                        FIRST YEAR
                                                FOR THE PAST FIVE YEARS                                       BECAME A
            NAME                           AND CURRENT PUBLIC DIRECTORSHIPS                    AGE            DIRECTOR
            ----                           --------------------------------                    ---            --------

Robert W. MacDonald             DIRECTOR AND VICE CHAIRMAN OF THE                              48               1990
                                BOARD.  Mr. MacDonald was a founder of
                                Catalyst, and served as a director, Executive Vice
                                President   and  Chief   Operating   Officer  of
                                Catalyst  until 1988. He is currently a Managing
                                Director of William E. Simon & Sons,  a merchant
                                banking firm located in Los Angeles, California.
                                He  is  also   currently   Chairman  of  WestFed
                                Holdings,  Inc.,  a holding  company for Western
                                Federal Savings and Loan Association  located in
                                Marina Del Ray, California, which made a general
                                assignment  for  the  benefit  of  creditors  in
                                September 1993. Mr. MacDonald is also a director
                                of   Southern   California   Savings   and  Loan
                                Association    located   in    Beverly    Hills,
                                California,  a director of Laboratories  located
                                in El  Segundo,  California  and a  director  of
                                Photocomm.  Mr. MacDonald was the Co-Chairman of
                                East  Rock from  January  1988  until  September
                                1992. Mr. MacDonald had previously been employed
                                as a Vice  President of Salomon  Brothers,  Inc.
                                where he was  involved  in  tax-exempt  mortgage
                                financing.  Mr. MacDonald  received a bachelor's
                                degree from Fairfield University.

Gerald R. Cummins               DIRECTOR.  Mr. Cummins has been a director                     69               1990
                                since October 1990 and a private investor and
                                independent business consultant for more than five
                                years.  He is a political strategist who has served
                                as chairman of The New York State Thruway
                                Authority.  He was the campaign manager for the
                                Honorable Hugh L. Carey, the former Governor of
                                New York.  Mr. Cummins is also a director of
                                Photocomm.  Mr. Cummins received a bachelor's
                                degree from Manhattan College.

Nazir Memon, M.D.               DIRECTOR.  Dr. Memon has been a practicing                     50               1992
                                physician for more than the last five years. He is a
                                pulmonologist on the medical staff of Shore
                                Memorial Hospital in Somers Point, New Jersey;
                                Betty Bacharach Rehabilitation Hospital, Popmona,
                                New Jersey; and Kessler Memorial Hospital,
                                Hammonton, New Jersey.  Dr. Memon is also the
                                President of the Atlantic Pulmonary Critical Care
                                Association.  Dr. Memon is a graduate of Liaquat
                                Medical College in Pakistan and the Government
                                Science College, Pakistan.

                                                 PRINCIPAL OCCUPATION                                        FIRST YEAR
                                                FOR THE PAST FIVE YEARS                                       BECAME A
            NAME                           AND CURRENT PUBLIC DIRECTORSHIPS                    AGE            DIRECTOR
            ----                           --------------------------------                    ---            --------
Herbert L. Oakes, Jr.           DIRECTOR.  Mr. Oakes has served as Managing                    49               1993
                                Director of Oakes, Fitzwilliams & Co. Limited, a
                                member of the Securities and Future Authority
                                Limited and the London Stock Exchange, since
                                1988.  Mr. Oakes is also President of H.L. Oakes
                                & Co., Inc., a corporate advisor and dealer in
                                securities which he founded in 1982. He also
                                serves on the board of directors of Shared
                                Technologies, Inc. and Harcor Energy, Inc.  Mr.
                                Oakes received a B.A. in Economics from the
                                University of the South.

Lucien Ruby                     DIRECTOR.  Since 1985, Mr. Ruby has been the                   52               1990
                                Managing General Partner of Quest Ventures, a
                                San Francisco-based venture capital firm.
                                Currently, Mr. Ruby serves on the board of
                                directors of various privately held corporations
                                including Procard, Inc., a credit card services
                                company, and CCI, Inc., a market research and
                                information company.  Mr. Ruby received a
                                B.S.C.E. from Duke University and an M.B.A.
                                from Harvard University.

Gerard Prevost                  Mr. Prevost is a Senior Advisor to the Chairman                57                N/A
                                of Dominion Bridge Corporation.  Prior to joining
                                Dominion Bridge Corporation in 1996, he spent
                                the majority of his career at Hydro Quebec,
                                holding such offices as President and Chief
                                Executive Officer of Nouveler, their investment
                                subsidiary, and Vice President of subsidiary
                                activities and international affairs.  Mr. Prevost
                                received a B.A. and an M.B.A. from Laval
                                University.


         The Company believes, based upon information reviewed by it, that during fiscal 1995 each of its directors, officers and the beneficial owners of more than ten percent of the Common Stock filed on a timely basis all reports required by Section 16(a) of the Securities Act of 1934.

BOARD AND COMMITTEE MEETINGS

         The Company has a standing Audit Committee of the Board, which was formed in June 1992. The functions of the Audit Committee are to oversee the Company's system of internal accounting controls, recommend to the Board and the stockholders the appointment of a firm of certified public accountants to conduct the annual audit of the Company's financial statements, review the scope of the audit, review reports from the independent auditors, and make such recommendations to the Board in connection with the annual audit as it deems appropriate. The Audit Committee met twice during 1995. The current Audit Committee consists of Lucien Ruby (Chairman), Gerald Cummins, Nazir Memon and Robert W. MacDonald.

         In September 1994, the Company formed a Compensation Committee which replaced the Stock Option Committee. The Compensation Committee reviews the compensation of the management of the Company and the Company's compensation policies and practices. The Compensation Committee also administers the Company's 1993 Stock Incentive Plan, including the grant of options thereunder. The Compensation Committee met twice during the 1995 fiscal year. The current members of the Compensation Committee are Robert MacDonald (Chairman), Gerald Cummins and Herbert L. Oakes, Jr.

         The Company has a standing Executive Committee of the Board. During the intervals between the meetings of the Board, the Executive Committee may exercise all the powers of the Board in the management and direction of the business of the Company, in such manner as such committee shall deem to be in the interest of the Company, and in all cases in which specific directions shall not have been given by the Board, subject to the limitations imposed by statute or the Certificate of Incorporation. It also has the authority to approve responses to bid requests and make unsolicited proposals for development or sale of electric power. The Executive Committee met once during the 1995 fiscal year. The members of the 1995 Executive Committee were John Kuhns and Robert MacDonald. A new Executive Committee will be appointed after the Annual Meeting.

         The Company does not have a Nominating Committee.

         For the fiscal year ended December 31, 1995, the Board held eight meetings. During fiscal 1995, each director attended at least 75 percent of the total number of meetings of the Board held during the period for which he has been a director.

DIRECTORS' COMPENSATION

         Directors who are also full-time employees of the Company or any of its subsidiaries do not receive additional compensation for their services as directors. Each director who is not a full-time employee of the Company or any of its subsidiaries is entitled to receive a non-qualified stock option on the date of his or her election for the whole number of shares of Common Stock having a fair market value on such date closest to, but not in excess of, $20,000. The exercise price for each such option is the fair market value of the Company's Common Stock on the date of grant and such options are exercisable for a period of ten years. Non-employee Directors were granted $3,333 worth of stock options, at $.50 per share, per incremental meeting above and beyond the six regulatory scheduled Board meetings. All directors are also entitled to reimbursement of their expenses incurred to attend meetings of the Board.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table summarizes the compensation paid by the Company to Mr. John D. Kuhns, the Company's chief executive officer, and each other executive officer of the Company whose total annual salary exceeded $100,000, for services rendered in all capacities to the Company for fiscal 1995, 1994, and 1993.

                                            SUMMARY COMPENSATION TABLE
                                            --------------------------


                                                                                        Long Term
                                                   Annual Compensation                 Compensation
                                      ---------------------------------------------   --------------

                                                                                        Securities
                                                                      Other Annual      Underlying       All other
    Name and Principal Position       Year       Salary     Bonus     Compensation    Options (#)(1)   Compensation
-----------------------------------   -----    -----------  ------   --------------   --------------  ---------------
John D. Kuhns                         1995      $476,000(2)     $0           $0           1,000,000 $             0
   Chairman of the Board(3)           1994       480,000(2)      0            0                   0               0
                                      1993       480,000(2)      0            0                   0               0


Anthony J. Baratta, Jr.
  Executive Vice President
  and Chief Financial
  Officer(7)                          1995       116,440         0            0                   0         110,000(6)

Dwight C. Kuhns                       1995       172,809         0            0             125,000               0
  Former President(4)                 1994       175,000         0            0                   0               0
                                      1993       112,500         0            0                   0          37,500(5)

Michael H. Best                       1995       172,809         0            0             125,000               0
  Former Executive                    1994       175,000         0            0                   0               0
  Vice President(8)                   1993       150,000         0            0                   0               0

(1) The options listed expired unexercised upon the named individual's termination of employment with the Company.

(2) All of Mr. John Kuhns' compensation from the Company was paid in the form of management fees to a company controlled by Mr. John Kuhns. This arrangement was established prior to the Company's first underwritten public offering. Effective August 1, 1995, the Company terminated the related management agreements and entered into an employment agreement with Mr. Kuhns. See "John D. Kuhns Employment Agreement."

(3) Mr. John Kuhns resigned as Chief Executive Officer of the Company on April 11, 1996 and is not standing for election as a member of the Board of Directors at this Annual Meeting.

(4) Mr. Dwight Kuhns resigned as President of the Company effective on December 31, 1995.

(5) Represents consulting fees paid to Mr. Dwight Kuhns prior to this employment by the Company which commenced in January 1993.

(6)      Consists of a relocation expense.

(7) Mr. Baratta was appointed Executive Vice President and Chief Financial Officer as of May 31, 1995. Mr. Baratta's ceased to be employed by the Company on March 29, 1996.

(8)      Mr. Best resigned his position with the Company in December 1995.

OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth information concerning option holdings as of December 31, 1995 with respect to the individuals named in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         Option Grants Table. The following table sets forth certain information regarding stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 1995.


                                            OPTION GRANTS IN LAST FISCAL YEAR
                                            ---------------------------------

                                                   Individual Grants                        Potential Realizable
                               ----------------------------------------------------------    Value at Assumed
                                 Number of       % of Total                                 Annual Rates of Stock
                                Securities         Options                                  Price Appreciation for
                                Underlying        Granted to                                     Option Term
                               Options Granted     Employees     Exercise      Expiration   -------------------
            Name                    (#)           Fiscal Year    Price ($/sh)      Date     5%($)       10%($)
                               -------------    -------------   -----------   ------------  ------     --------

John D. Kuhns                    1,000,000             69%        12.00        6/22/05

Dwight C. Kuhns                    125,000(1)           9%         N/A           N/A          --          --

Anthony J. Baratta, Jr.                  0              --         --             --          --          --

Michael H. Best(1)                 125,000              --         N/A           N/A          --          --

(1)  The  options  listed  expired   unexercised  upon  the  named  individual's
termination of employment with the Company.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

         The  following   table  sets  forth  certain   information   concerning
unexercised stock options held by the Named Executive Officers as of December 31, 1995.


                                                                      Number of Securities               Value of Unexercised
                                                                     Underlying Unexercised              In-the-Money Options
                                                                   Options at 1995 FY-End (#)           at 1995 FY-End ($)(1)
                                                                --------------------------------   --------------------------------
                                   Shares
                                Acquired On        Value
           Name                 Exercise(#)     Realized($)      Exercisable     Unexercisable      Exercisable     Unexercisable
---------------------------    --------------  --------------   --------------  ----------------   -------------   ----------------

John D. Kuhns                        --              --              308,519           981,481

Dwight C. Kuhns                      --              --              318,900           125,000

Anthony J. Baratta, Jr.              --              --

Michael H. Best                      --              --              250,000



(1) On December 29, 1995, the last reported sales price of the Company's Common Stock as reported on the NASDAQ was $1.75

LONG-TERM INCENTIVE AND PENSION PLANS

         In April 1993, the Company adopted the 1993 Stock Incentive Plan (the "1993 Plan") which was approved by the Company's stockholders in May 1993. The 1993 Plan replaced the Company's previous stock option plan, the 1989 Stock
Incentive Plan (the "1989 Plan"), except as to options outstanding under the 1989 Plan. Under the 1993 Plan, the Company may reward to employees, directors and consultants of the Company and its subsidiaries incentive and non-qualified stock options, stock appreciation rights, restricted stock grants, performance awards and any combination of any or all of such awards. The Board of Directors has delegated its powers under the 1993 Plan to the Company's Compensation Committee. Awards may not be granted under the 1993 Plan after December 31, 2003. An aggregate of 2,000,000 shares of Common Stock may be issued under the 1993 Plan, except that any shares as to which awards granted under the 1989 Plan may lapse, expire or be canceled be available for issuance under the 1993 Plan. If any awards expire or terminate for any reason, the shares subject to such awards are again available for future awards under the 1993 Plan. Awards are not transferable except by will or the laws of descent and distribution. Whether an award may be exercised after termination of employment is determined by such Committee, subject to certain limitations.

EMPLOYMENT AGREEMENTS

         Mr. John D. Kuhns was employed as Chief Executive Officer of the Company and Chairman of the Board prior to April 11, 1996 and since then has served only as Chairman of the Board.

         Mr. Kuhns is compensated for his services as Chairman pursuant to an employment agreement dated as of August 1, 1995 which has been amended on two occasions. The initial Employment Agreement hired Mr. Kuhns to serve as Chief Executive Officer for a five year term continuing through July 31, 2000, subject to renewal unless terminated by either party. The Employment Agreement provided Mr. Kuhns customary benefits and expense reimbursements and contained customary confidentiality and noncompetition covenants. The initial Employment Agreement further provided that as a "severance benefit" Mr. Kuhns might receive, upon certain conditions, three years base salary and that, upon termination, Mr. Kuhns had an option to purchase, and the Company had an option to sell to him, the building and improvements that comprise its executive offices in Lime Rock, Connecticut (the "Farmhouse Property") at a purchase price equal to the Company's then depreciated cost basis. Effective March 1, 1996, Mr. Kuhns entered into Amendment No. 1 to the Employment Agreement ("Amendment No. 1") which provided that until such time as the Company paid in full its 8% Convertible Subordinated Notes, his base salary would be at the annual rate of $220,000 and that the Company would use its best efforts to sell shares of common stock to provide additional compensation, not to exceed $12,000 per month. Amendment No. 1 further provided that Mr. Kuhns would receive a bonus based upon a percentage of value received from the Company from the sale of a certain of its assets, provided that his annual compensation from all sources shall not exceed $480,000. In this amendment Mr. Kuhns also agreed to accept in lieu of any severance benefit or other unpaid compensation due upon termination, the Farmhouse Property. The amendment further provided that the Company shall set aside 16,250 shares of common stock per month for Mr. Kuhns, for twelve months, commencing March 1, 1996, for delivery on January 31, 1997, or, for shares accruing after that date, on January 31, 1998. Effective March 31, 1996 Mr. Kuhns entered into Amendment No. 2 to his Employment Agreement with the Company ("Amendment No. 2"), which superseded and replaced Amendment No. 1. Pursuant to Amendment No. 2, Mr. Kuhns resigned as Chief Executive Officer and agreed to serve as Chairman of the Company through January 31, 1997. Mr. Kuhns' base compensation under Amendment No. 2 is at the rate of $18,000 per month with additional compensation at $12,000 per month and a bonus derived from the sale of certain assets. The other compensation and severance benefits remain substantially the same as in Amendment No. 1. Mr. Kuhns resigned as Chief Executive Officer of the Company on April 11, 1996 and is not standing for election as a member of the Board of Directors at this Annual Meeting. On September 18, 1996, Mr. Kuhns and the Company agreed to terminate Amendment No. 2, when Mr. Kuhns ceases to be Chairman while continuing Mr. Kuhns' health benefits, transferring title of Mr. Kuhns' company car and creating a consulting arrangement based on the Company's needs for Mr. Kuhns' services.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         During  fiscal  1995,  John D.  Kuhns,  Chairman  of the  Board  of the
Company, and Dwight C. Kuhns, former President of the Company, served on the board of directors of Photocomm, whose President, Chief Executive Officer and director, Robert R. Kauffman, was a director of the Company until November 8, 1995.

                  COMPENSATION REPORT ON EXECUTIVE COMPENSATION

         This report, prepared by the Company's Board of Directors, addresses the Company's compensation policies with respect to its executive officers for fiscal year 1995.

         Salary. The Compensation Committee is responsible for determining the salaries of all executive officers of the Company. Salaries paid to executive officers reflect their responsibilities, diligence and determination in working toward the achievement of established corporate objectives. Management compensation guidelines were established by the Compensation Committee in consultation with independent advisors with experience in the field.

         Stock Incentives. The Compensation Committee has full power, discretion and authority in administering the Company's 1993 Stock Incentive Plan. The Committee believes that stock ownership by employees, including officers, of the Company, is important as a means of rewarding outstanding performance and promoting the achievement of long-term corporate goals by giving those persons a greater proprietary interest in the Company. 1,457,665 options were granted to officers or employees of the Company in 1995.

                               BOARD OF DIRECTORS

John D. Kuhns                                               Gerald R. Cummins

Robert W. MacDonald                                         Nazir Memon, M.D.

Herbert L. Oakes, Jr.                                       Lucien Ruby



COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph shown below sets forth the cumulative stockholder return of the Company's Common Stock from October 23, 1992, through the last trading day of 1995. Although the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, on January 25, 1990, there was no established public trading market for the Common Stock prior to October 23, 1992. This graph assumes an investment of $100 on October 23, 1992, in (i) the Company's Common Stock, (ii) the Center for Research in Security Prices ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S.) and (iii) a composite peer group composed of the following companies in the independent power business: AES Corporation, Destec Energy, Inc., Magma Power Company (acquired by California Energy Company March 20, 1995), O'Brien Environmental Energy Inc., OESI Power Corporation, Ogden Projects, Inc. (acquired by Ogden Corp. January 16, 1995), and Thermo Power Corporation (collectively, the "Peer Group"). The graph assumes dividends, if any, were reinvested. The comparisons in this graph are required by the Securities and Exchange Commission and therefore are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

[GRAPHIC OMITTED]


                Total Shareholder Returns - Dividends Reinvested



                                                                                 ANNUAL RETURN PERCENTAGE
                                                                                       Years Ending

COMPANY NAME/INDEX                                            Dec-92             Dec-93             Dec-94            Dec-95
----------------------------------------------------------------------------------------------------------------------------
NEW WORLD POWER CORP                                            37.04             35.14            -46.00            -74.07
NASDAQ INDEX COMPOSITE                                          13.44             14.79             -2.25             41.31
PEER GROUP                                                      18.70              4.86            -11.49             25.14



                                                                                      INDEXED RETURNS
                                                                                       Years Ending

                                          Base Period
COMPANY NAME/INDEX                         23-Oct-92          Dec-92             Dec-93             Dec-94            Dec-95
----------------------------------------------------------------------------------------------------------------------------
NEW WORLD POWER CORP                         100               137.04            185.19            100.00             25.93
NASDAQ INDEX COMPOSITE                       100               113.44            130.22            127.29            179.88
PEER GROUP                                   100               118.70            124.47            110.16            137.86


Peer Group Companies
--------------------

AES CORP
CALIFORNIA ENERGY CO INC
DESTEC ENERGY INC
MAGMA POWER CO                         Acquired by California Energy Co., 3.20.95.
O'BRIEN ENVIRN ENERGY -CL A
OESI POWER CORPORATION
OGDEN PROJECTS INC.                    Acquired by Ogden Corp., 1.16.95.
THERMO POWER CORP

Prepared by Standard & Poor's Compustat - Custom Business Unit - 3/20/96


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following sets forth the transactions involving the Company and its subsidiaries and its executive officers and/or directors from January 1, 1995. Specific descriptions of these transactions are provided below.

         In 1989, two subsidiaries of the Company, Arcadian Power Corporation ("Arcadian") and Wolverine Power Corporation ("Wolverine"), entered into management agreements (collectively, the "Management Agreements") with East Rock, an investment and management company which was providing management services to a number of companies involved in financial restructurings. East Rock is controlled by John D. Kuhns and Robert W. MacDonald, both of whom are directors of the Company. Pursuant to the terms of the Management Agreements, John D. Kuhns has agreed to fulfill the duties and responsibilities of the offices of the Chairman of the Board and Chief Executive Officer of those subsidiaries. Each of these subsidiaries paid East Rock fees of $20,000 per month for management and administrative services. Under the terms of the Management Agreements, East Rock is responsible for providing these subsidiaries with management advice and strategic planning, negotiating and structuring the refinancing of existing debts and leases, negotiating and settling lawsuits, negotiating and structuring fixed asset sales, and other specific projects. In each of the last three fiscal years, these subsidiaries paid East Rock annual management fees of $480,000, which were primarily for the purpose of compensating Mr. John D. Kuhns for his services to the subsidiaries on behalf of East Rock. The management fees also cover the other salaries and business expenses of East Rock. Mr. Kuhns' services on behalf of East Rock under the Management Agreements are in addition to his responsibilities as the Chairman of the Board of the Company and its other subsidiaries. The Company terminated the Management Agreements and established a direct compensation arrangement with Mr. Kuhns as of August 1, 1995.

         In 1993, the Company contracted with White Hollow Construction, a company wholly-owned by John D. Kuhns, to act as the construction manager for leasehold improvements at cost (to effect a saving) to the Company's new corporate headquarters at 558 Lime Rock Road, Lime Rock, Connecticut. Through 1994, $875,170 of construction payments were made under this agreement and were applied to construction costs and the costs of the on-site supervision. None of the funds were paid to Mr. Kuhns. The 1995 construction payments made under this agreement were $467,371. The office is located on land owned by a corporation controlled by Mr. Kuhns.

         In March 1994, Sundial International Fund Limited ("Sundial"), a beneficial owner of more than five percent of the Company's Common Stock, purchased 135,000 units of the Company at $11.50 per unit in connection with the sale of 1,500,000 units in an offering to offshore investors. Each unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock at an initial exercise price of $15.00 per share. In August 1994, Sundial purchased an additional 108,000 units of the Company at $11.00 per unit in connection with the sale of 1,150,000 units in an offering to offshore investors.

         In December 1995, The New World Power Company Ltd. sold 0% Senior Secured Note due March 31, 1996 in the original amount of $550,000 to Sundial International Fund LTD., a significant stockholder in the Company. The proceeds of the Note were used as working capital. Subsequent to December 31, 1995, the due date of the Note was extended to December 1, 1996.

         On December 1, 1995, the Company transferred and endorsed to Sundial International Fund Ltd. a First Mortgage Note in the principal amount of $3,615,370 along with the Mortgage and Security Agreements in exchange for its Class B Preferred Stock. The Note is payable together with interest at the LIBOR+2% points in full on December 31, 1997. Principal and interest are due in seven quarterly installments of principal (each equal to five percent of the principal balance). The Note was restructured subsequent to December 31, 1995 and is now due in four payments due December 1, 1996, March 1, 1997, June 1, 1997 and July 31, 1997.

         In June 1994, the Company entered into a 15-year business alliance agreement with Westinghouse Electric Corporation ("Westinghouse"), a beneficial owner of more than five percent of the Company's Common Stock, jointly to develop, market, construct and own renewable power projects, such as utility-scale wind farms, off-grid generating systems and wireless photovoltaic systems. Under the agreement, the Company and Westinghouse will have the option to participate with the Company in renewable power projects. In consideration of Westinghouse's obligations under the agreement, the Company agreed to issue to Westinghouse up to 459,770 shares of the Company's Common Stock, in installments, over a four-year period (of which shares were to be but have not been issued) and an Incentive Warrant which will enable Westinghouse to purchase up to 819,778 shares of the Company's Common Stock, based upon certain operating revenue targets for the Company. The Company and Westinghouse are currently discussing the mutual cessation of the business relationship.

         In October 1994, the Company and Robert R. Kauffman, then a director of the Company, entered into a short-term voting agreement pursuant to which Mr. Kauffman agreed to vote certain shares of Photocomm preferred stock owned by him in the same manner as the Company votes its shares of Photocomm common stock. The voting rights of Photocomm preferred stock subject to the agreement were equivalent to the voting rights of 503,052 shares of Photocomm common stock and represented approximately 3.8% of the total voting power of Photocomm's capital stock. The voting agreement terminated by its terms in 1995.

         In February 1995, the Company issued a warrant to purchase 150,000 units of the Company to Oakes, Fitzwilliams & Co. S.A. ("OFLSA"), a company controlled by Herbert L. Oakes, Jr., in its capacity as the placement agent in connection with the placement of 1,500,000 units in an offering to offshore investors. Each unit consists of one share of Common Stock and two warrants, each to purchase one share of Common Stock at an initial exercise price of $7.50 per share. The warrant entitles OFLSA to purchase the units at $7.20 per unit and expires on January

14, 2000. The Company also paid to OFLSA a fee of $720,000 in connection with the offering which was subsequently used by OFLSA to purchase an additional 120,000 units from the Company.

         In connection with this offering, certain entities affiliated with F&C purchased an aggregate of 325,000 units at $6.00 per unit plus the surrender of a prior warrant to purchase one share of Common Stock at an initial exercise price of $15.00 per share. In addition, certain entities affiliated with GIL purchased an aggregate of 255,000 units of $6.00 per unit plus the surrender of a prior warrant to purchase one share of Common Stock at an initial exercise price of $15.00 per share.

         The directors of the Company entered into an agreement to vote the shares issued to them by the Company for services rendered to the Company, including shares purchased under options granted under the 1993 Stock Incentive Plan. The agreement provides that the shares will be voted in the manner that John D. Kuhns directs and have granted Mr. Kuhns an irrevocable proxy in connection with such voting agreement. In addition, the agreement grants to the Company a right of first refusal and a purchase option prior to any transfer of such shares and upon termination of employment or service on the Board.

         As previously discussed under Liquidity and Capital Resources, the Company entered into an agreement (the "Fleming Agreement") to issue $15,750,000 of its 8% Convertible Subordinated Notes due July 31, 2000 and warrants to purchase up to 787,500 shares of its common stock pursuant to the terms of the Note and Warrant Purchase Agreement. In connection therewith, the Company granted a security interest in all the shares of common stock (both owned beneficially or of record) of New World China Company Limited and Photocomm. The Company also granted certain demand and registration rights. Approximately $2,622,000 of the 8% Convertible Subordinated Notes were issued to OFLSA.

         On December 28, 1995, the Company repaid its obligations to Sundial International under its 0% Exchangeable Senior Secured Guaranteed Notes due December 28, 1995 in the original principal amount of $2.2 million. Upon repayment of this note, Sundial International released from escrow 2.9 million shares of pledged Photocomm common stock which shares were then pledged and delivered to Robert Fleming & Co., Ltd. as agent for the Fleming Purchasers.

        On May 31, 1996, the Company entered into a Forbearance, Warrant Exchange, Note Conversion and Amendatory Agreement (the "Sundial Amendment Agreement"), dated as of March 1, 1996, among the Sundial International Fund Limited ("Sundial"), the Company, The New World Power Company Limited ("NWP Ltd."), and Wolverine Power Corporation ("Wolverine") regarding the Company's 0% Senior Secured Note in the amount of $550,000, dated December 20, 1995 and due March 31, 1996 issued by NWP Ltd. to Sundial (the "Senior Secured Note") and the Wolverine Power Corporation First Mortgage Note in the outstanding principal amount as of March 1, 1996 of $3,434,692, dated December 31, 1992, issued by Wolverine to the Company and assigned by the Company to Sundial (the "Wolverine Note" and together with the Senior Secured Note, the "Notes"). Pursuant to the terms of the Sundial Amendment Agreement, the maturity of the Senior Secured Note was extended to December 1, 1996 and the maturities of certain installments of the Wolverine Note were extended. Also pursuant to the Sundial Amendment Agreement certain warrants of which Sundial is the owner or the agent for the owners have been re-priced from exercise prices ranging from $7.50 to $15.00 per share to an exercise of $1.75 per share. Also pursuant to the Sundial Amendment Agreement, Sundial has been given an option to exchange the Notes for certain Exchange Notes to be issued by the Company. The company is required also to effect certain asset sales and offer to redeem the Notes with the proceeds from such sales. Sundial also received additional security from the Company and the right to nominate one member of the Board of Directors in connection with the Sundial Amendment Agreement.

        The Company also entered into Amendment No. 3 to Note and Warrant Purchase Agreement, and Modification of Letter Agreement, dated as of March 1, 1996 by and between NWP Corp. and each of the Purchasers thereto whereby the Company and the Purchasers agreed to modify certain of the terms of the Note and Warrant Purchase Agreement, dated as August 15, 1995, amended by Amendment No. 1 to Note and Warrant Purchase Agreement dated as of October 13, 1995 by and between the Company and the Purchasers and by Amendment No. 2 to Note and Warrant Purchase Agreement ("Amendment No. 2") dated as February 29, 1996 by and between the Company and the Purchasers.

        On June 11,  1996,  the  Company  and  Oakes,  Fitzwilliams  & Co.  S.A.
("OFLSA") executed a financial advisory services letter agreement ("Financial Advisory Services Agreement") pursuant to which the Company agreed that for (1) services rendered during 1995 and 1996 relating to the restructuring of the Company's management and capitalization ("Restructuring Services") and (2) services to be rendered in connection with the anticipated negotiations with Cedar Group, Inc. ("Cedar") or other entity ("Financial Advisory Services") that: (a) OFLSA is be issued 240,000 shares of the Company's Common Stock (in lieu of $125,000 in cash), (b) OFLSA would be paid its expenses already incurred, some of which have been submitted to the Company but not paid, in the approximate amount of $85,000 and (c) the warrants to purchase shares of Common Stock of the Company received in the past of OFLSA as compensation would be exchanged for New Warrants, and (d) at the closing of a transaction with Cedar, the Company will pay to OFLSA a cash fee in an amount equal to 2.5% of the value of the total consideration of the Transaction and reimburse OFLSA its reasonable out-of-pocket expenses not incurred in the normal course of business.

         Effective as of February 29, 1996, the Company entered into Amendment No. Two (the "Amendment") to the Fleming Agreement. Pursuant to the terms of the Amendment, the maturity of the 8% Notes was accelerated to July 31, 1997, with interest payments permitted in pay-in-kind securities prior to the interest payment due January 31, 1997. Also pursuant to the Amendment the warrants originally issued under the Fleming Agreement were repriced from an exercise price of $7.50 per share to an exercise of $1.75 per share. Also pursuant to the Amendment, the Company is required to effect certain asset sales and offer to redeem the 8% Notes with the proceeds from such sales. The Noteholders also received additional security from the Company in connection with the Amendment in exchange for allowing the Company to access the $3.3 million held in escrow as collateral, subject to certain restrictions.

         Mr. George P. Petrenko served as Chief Executive Officer from April through August 1996. Mr. Petrenko is an employee of Glass & Associates, Inc. ("Glass"). The Company has entered into a Consulting Agreement with Glass dated February 7, 1996, pursuant to which Glass provides management consultation services at an hourly rate for George Petrenko and one or more additional Glass employees. The Consulting Agreement was amended effective April 15, 1996 to provided for the services of Mr. Petrenko and another Glass employee at the rate of $10,000 a week, plus out-of-pocket expenses. Under the revised agreement, Glass may receive a bonus based upon the percentage of the net proceeds that the Company receives from the sale of certain assets. This employment was terminated in August 1996. The Company has paid Glass the sum of $310,086 through August 31, 1996.

         Effective January 1, 1996, the Company entered into a Consulting Agreement with Condor Management Associates, Inc. ("Condor"), a corporation owned by Dwight Kuhns, the brother of John D. Kuhns. The Consulting Agreement provides for monthly compensation to Condor to supervise the shutdown and sale of the Company's wind farms in California and Hawaii. The Consulting Agreement further provides for commissions upon the sale of certain assets and upon the favorable conclusion of negotiations with creditors of the Company's California and Hawaii operations. Certain of these commissions may be paid in shares of the Company's stock. The Company terminated the Consulting Agreement in July 1996. The Company has paid Condor $113,750 through August 31, 1996.

         On August 21, 1996, the Company and Dominion Bridge Corporation ("Dominion Bridge") entered into an agreement in which Dominion Bridge will assist in managing the Company. Vitold Jordan, now serving as Interim Chief Executive Officer of the Company, has provided services to the Company pursuant to that Agreement. Mr. Gerard Prevost, a Director nominee, is a Senior Advisor to the Chairman of Dominion Bridge. In addition, on July 30, 1996 the Company and Dominion Bridge signed a letter of intent relating to a proposed joint venture whereby Dominion Bridge would provide up to $2.5 million to help complete the Company's development projects. The parties are currently negotiating the terms of a definitive agreement.

         Mr. Kuhns resigned as Chief Executive Officer of the Company on April 11, 1996 and is not standing for election as a member of the Board of Directors at this Annual Meeting. On September 18, 1996, Mr. Kuhns and the Company agreed to terminate Amendment No. 2, when Mr. Kuhns ceases to be Chairman while continuing Mr. Kuhns' health benefits, transferring title of Mr. Kuhns' company car and creating a consulting arrangement based on the Company's needs for Mr. Kuhns' services.

                            II - REVERSE STOCK SPLIT

                  The Board unanimously has approved, and recommends to the holders of the Common Stock that they approve, the Reverse Stock Split. If approved by the stockholders, the Reverse Stock Split may be effected, as described below.

                  The intent of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding and thereby increase the trading price and the marketability and liquidity of the Common Stock. As described below, the Company has been advised by Nasdaq that the Common Stock could be delisted from Nasdaq because, among other things, the Company's Common Stock currently fails to meet the requirement that it have a minimum bid price of $1.00. If the Reverse Stock Split is approved by the holders of the Common Stock at the Meeting, the Reverse Stock Split will be effected by the filing of an amendment of the Company's Third Restated Certificate of Incorporation, as set forth in Exhibit A to this Proxy Statement.

                  The discussion of the Reverse Stock Split set forth below is qualified in its entirety by reference to Exhibit A, which is incorporated herein by reference.

PURPOSE OF THE REVERSE STOCK SPLIT

         The principal purpose of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding and thereby increase the trading price and the marketability and liquidity of its Common Stock. The minimum bid price of the Company's Common Stock is currently below $1.00 which is the minimum required to maintain listing of the Common Stock on Nasdaq.

         The Board of Directors believes that a decrease in the number of authorized and outstanding shares of Common Stock, without any material alteration of the proportionate economic interest in the Company held by individual stockholders, may increase the trading price of the outstanding shares, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the Company will again meet Nasdaq's listing requirements.

         Additionally, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the Reverse Stock Split.

         The Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increase price level will hopefully enable the Common Stock to be listed on Nasdaq and encourage greater interest in the Common Stock by the financial community and the investment public and possibly promote greater liquidity for the holders of the Common Stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the shares.

         There can be no assurance, however, that the foregoing effects will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate five times the market price before the proposed Reverse Stock Split. Accordingly, even if the Reverse Stock Split is approved by the stockholders there can be no assurance that the Common Stock will again be traded on Nasdaq.

EFFECT OF THE REVERSE STOCK SPLIT

         If the Reverse Stock Split is approved by the holders of Common Stock at the Meeting, an amendment to Article IV(A) of the Restated Certificate, in the form set forth in Exhibit A hereto, would be filed with the Secretary of State of the State of Delaware immediately following stockholder approval (the "Reverse Split Date"). The Reverse Stock Split would become effective as of 5:00 p.m. on the date of such filing. Without any further action on the part of the Company or the holders of the Common Stock, the shares of Common Stock held by stockholders of record as of the Reverse Split Date would be converted at 5:00 p.m. on the Reverse Split Date into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares divided by five. The number of authorized shares of Common Stock will remain at 40,000,000.

         No fractional shares would be issued, and no such factional share interest would entitle the holder thereof to vote or to any rights of a stockholder of the Company. In lieu of any such fractional shares, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) will be issued to the Company's transfer agent, Continental Stock Transfer & Trust Company (the "Exchange Agent"), or its nominee, as agent for the accounts of all holders of shares of Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Stock Split. Sales of fractional interest will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Common Stock on Nasdaq at the time of sale. After the Reverse Split Date, the Exchange Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. The interest in the Company of any holder of fewer than five shares of Common Stock prior to the Reverse Split Date would thereby be terminated.

         Approval of the Reverse Stock Split would not affect any continuing stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment in cash of fractional shares. The shares of Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

         The par value of the Common Stock would remain at $0.01 per share following the Reverse Stock Split, and the number of shares of Common Stock outstanding would be reduced. As a consequence, the aggregate par value of the outstanding Common Stock would be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes would be correspondingly increased. Under Delaware law, the Board would have the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus. The Company has no plans to reduce capital at this time.

         As of September 13, 1996, the Common Stock was delisted for trading on Nasdaq. The number of holders of the Common Stock on the Record Date was 11,606,835. The Company cannot guarantee that the Reverse Stock Split will result in a reduction in the number of holders large enough to comply with Nasdaq's listing requirements. As a result of the Reverse Stock Split, the aggregate number of shares of Common Stock that would be issued and outstanding would be 2,321,367.

EXCHANGE OF STOCK CERTIFICATES

         If the Reverse Stock Split is consummated, as soon as practicable after the Reverse Split Date the Company will send a letter of transmittal to each stockholder of record on the Reverse Split Date for use in transmitting certificates representing shares of Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of new Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

         Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which their shares of Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

         No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advise to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) no gain or loss will be recognized by holders of Common Stock who exchange their Common Stock for new Common Stock, except that holders of Common Stock who receive cash proceeds from the sale of fractional shares of Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the basis of their Common Stock allocated to their fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if their fractional share interests are held as capital assets at the time of their sale, (ii) the tax basis of the new Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged therefor, less the tax basis allocated to fractional share interests and (iii) the holding period of the new Common Stock in the hands of holders of new

Common Stock will include the holding period of their Common Stock exchanged therefor, provided that such Common Stock was held as a capital asset immediately prior to the exchange.

VOTE REQUIRED FOR APPROVAL

         The approval of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         There have been no changes in or disagreements with accountants required to be reported herein, except as set forth below:

         On October 30, 1995, the Company notified the firm of KPMG Peat Marwick LLP ("Peat Marwick") that they were being dismissed as the Company's independent accountants. The Company engaged Price Waterhouse LLP ("Price Waterhouse") as its new independent accountants as of October 30, 1995. The Company's Audit Committee and its Board of Directors participated in and approved the decision to change independent accountants.

         The report of Peat Marwick on the Company's financial statements for the fiscal years ended December 31, 1994 and September 30, 1993 and the three month period ended December 31, 1993 and did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of its two most recent fiscal years and in the fiscal period subsequent to the Company's most recent fiscal year and through November 3, 1995, there were no disagreements with Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Peat Marwick, would have caused Peat Marwick to make reference to the matter in their reports with respect to such periods, other than the following:

         During the fiscal year ended December 31, 1995, the Company discussed with Peat Marwick an accounting matter which as of the date of Peat Marwick's termination remained unresolved.

         The particular matter discussed related to certain wind farm facilities ("Facilities") owned by the Company in the UK. These facilities are currently operating under contract with the Non-Fossil Purchasing Agency, Limited, as agent for and on behalf of the Public Electricity Suppliers of England and Wales ("PESs"), which purchases the power generated by the Facilities. The contractual rate per Kwh through December 1998 is benefited by certain UK government incentive payments, which promote the operation of renewable power projects in the UK. Incentive payments are currently scheduled to expire in December of 1998. If the incentive payments are not renewed by the UK government, the contracts will continue with the Public Electricity Suppliers at avoided cost rates unless terminated at the option of either the Company or the PESs due to the occurrence of certain specified events.

         The Company consulted with Peat Marwick regarding the accounting for the Facilities, and the related power purchase contracts. This consultation concluded the Facilities should either use an "accelerated" method of depreciation for the underlying wind farm assets or defer some portion of the contractual revenues received during the portion of the contracts in which incentive payments are received, with a related amortization of those deferred revenues over the estimated useful life of the Facilities.

         The Company agreed with the successor accountant as to the appropriate accounting practices to be applied, which resulted in recording accelerated depreciation for the Facilities. The Company had recorded an adjustment in its financial statements at the quarter ended September 30, 1995.

         During the Company's two most recent fiscal years and in the fiscal period subsequent to the Company's most recent fiscal year end, there were no "reportable events" as defined in subparagraph (a)(1)(v) of Item 304 of Regulation S-K.

         During the Company's two most recent fiscal years and through October 30, 1995, the Company has not consulted with Price Waterhouse on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditors, as described in Regulation S-K, Item 304(a)(2).

         Price Waterhouse audited the Company's financial statements for fiscal year ended December 31, 1995. On September 10, 1996, Price Waterhouse resigned as independent accountants to the Company. Price Waterhouse's accountant's report on the financial statements of the Company for the fiscal year ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no other reportable events or disagreements with Price Waterhouse to report in response to Item 304(a) of Regulation S-K. It is not expected that a representative of Price Waterhouse will attend the Annual Meeting.

         The Audit Committee and the Board have not yet selected an independent public accounting firm for fiscal 1996. The Audit Committee and the Board are continuing to review the Company's audit service requirements for 1996 and may decide to solicit proposals from Price Waterhouse and other accounting firms.

                                  OTHER MATTERS

         The Board does not know of any matters that will be presented for action at the Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

                              COST OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company in person, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of shares of Common Stock registered in their names and will reimburse them for their expenses incurred in connection therewith.

                         STOCKHOLDER PROPOSALS FOR 1996

         The Company intends to conduct its 1997 annual meeting in May 1997, consistent with prior years. Pursuant to Securities and Exchange Commission regulations, stockholder proposals submitted for next year's proxy statement must be received by the Company no later than the close of business on January 2, 1997, in order to be considered. Proposals should be addressed to Corporate Secretary, The New World Power Corporation, The Farmhouse, 558 Lime Rock Road, Lime Rock, Connecticut 06039.

                                        By Order of the Board of Directors,



                                        Ronald D. Jones
                                        Acting Secretary

October 7, 1996

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       TO

                   THIRD RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         THE NEW WORLD POWER CORPORATION


                  THE NEW WORLD POWER CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

                  FIRST:            That the Certificate of Incorporation of the
Corporation was filed with the Secretary of State on June 27, 1989 under the name Wolverine Holdings, Inc.; and

                  SECOND:           That the Corporation  filed a Third Restated
Certificate of Incorporation (the "Restated Certificate") with the Delaware Secretary of State on July 14, 1994; and

                  THIRD:            That,  pursuant to the provisions of Section
242(b) of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificate, declared said proposed amendment to be advisable and directed that it be submitted to the stockholders of the Corporation for their approval; and

                  FOURTH:           That thereafter,  pursuant to the provisions
of Section 242(b) of the General Corporation Law, the stockholders of the Corporation by affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote thereon, such Common Stock being the only class of the Corporation's stock entitled to vote thereon, duly adopted the following resolution setting forth the proposed amendment:

                           RESOLVED,  that the  Third  Restated  Certificate  of
                  Incorporation of the Corporation, be and it hereby is amended by deleting existing Article IV(A) in its entirety and by substituting the following new Article IV(A) in lieu thereof:

                  "(A) CLASS OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The Corporation is authorized to issue forty million (40,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. The Common Stock shall have a par value of $.01 and the Preferred Stock shall have a par value of $.01. Each five (5) shares of the corporation's Common Stock issued and outstanding on the effective date of this amendment shall be and hereby are changed without further action into one (1) fully paid and nonassessable shares of the corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such change. Fractional shares will be rounded to the nearest whole number."

                  FIFTH:            That  said  amendment  was duly  adopted  in
accordance with the provisions of Section 242 of the General Corporation Law.

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate to be signed by its duly authorized officer this ___ day of ______, 1996.


                                        THE NEW WORLD POWER CORPORATION


                                        By:-----------------------------


                                        Name:---------------------------


                                        Title:--------------------------